AMENDMENT

This Amendment (“Amendment”), dated as of March 1, 2006, is entered into by and among M-WAVE, INC., a Delaware corporation (the “Company”), and MERCATOR MOMENTUM FUND, LP (“MMF”), MERCATOR MOMENTUM FUND III, LP (“MMF III”), and MONARCH POINTE FUND, LTD. (“MONARCH” and, collectively with MMF and MMF III, the “Purchasers”), and M.A.G. CAPITAL, LLC (“MAG”), for the purpose of amending the terms of the common stock purchaser warrants listed on Exhibit A hereto (as amended, modified or supplemented from time to time, the “Warrants”) issued by the Company to MAG and the Purchasers. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Warrants.

WHEREAS, the Company previously issued the Warrants to MAG at exercise prices ranging from $1.02 to $1.27 (“Exercise Prices”) in connection with both the purchase of Series A Convertible Preferred Stock of the Company and the issuances of the Company’s subordinated debt, both to MAG and the Purchasers.

WHEREAS, the Company has agreed to re-price the Warrants in connection with the purchase of Series B Convertible Preferred Stock of the Company by MAG and the Purchasers pursuant to the subscription agreement dated March 1, 2006 by and among the Company, MAG and the Purchasers (the “Series B Subscription Agreement”).

NOW, THEREFORE, in accordance with Section 5.6 of the Warrants and in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto amend the Warrants and agree as follows:

1.     The Company agrees to re-price the Exercise Prices of the Warrants from the Exercise Prices set forth therein to $0.69 (the price that is $0.01 above the closing bid price on the business day immediately preceding the date the Series B Subscription Agreement is entered into).

2.     This Amendment shall be effective as of the date following the execution and delivery of same by each of the Company, MAG and the Purchasers.

3.     Except as specifically set forth in this Amendment, there are no other amendments to the Warrants, and all of the other forms, terms and provisions of the Warrants shall remain unmodified and in full force and effect.

4.     This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, each of the Company, MAG and the Purchasers has caused this Amendment to be effective and signed in its name effective as of the date set forth above.

M-WAVE, INC.

By:	/s/ Jim Mayer
Name:	Jim Mayer
Title:	Interim Chief Executive Officer

MERCATOR MOMENTUM FUND, L.P.
BY: M.A.G. CAPITAL, LLC
ITS GENERAL PARTNER

By:	/s/ David Firestone
Name:	David Firestone
Its:	Managing Member

MERCATOR MOMENTUM FUND III, L.P.
BY: M.A.G. CAPITAL, LLC
ITS GENERAL PARTNER

By:	/s/ David Firestone
Name:	David Firestone
Its:	Managing Member

M.A.G. CAPITAL, LLC

By:	/s/ David Firestone
Name:	David Firestone
Its:	Managing Member

MONARCH POINTE FUND, LTD.

By:	/s/ David Firestone
Name:	David Firestone
Its:	Managing Member

[Signature Page to Amendment to Warrants, dated as of March 1, 2006]

EXHIBIT A

WARRANTS

Date	MMF III	MMF	Monarch	MAG	Total	Exercise Price
June 2004	190,470	270,900	168,630	900,000	1,530,000	1.27
February 2005	0	114,783	233,043	86,957	434,783	1.15
June 2005	54,667	33,333	45,333	33,333	166,666	1.02

Total	245,137	419,016	447,006	1,020,290	2,131,449